UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	October 29, 2025

LOEWS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6541	13-2646102
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street, New York, NY	10019-2714
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 521-2000

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	L	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 29, 2025, the registrant’s Board of Directors determined to increase the size of the Board from 11 to 12 directors and elect Dino E. Robusto as a director, in each case effective January 1, 2026.

Mr. Robusto was the Chief Executive Officer and Chairman of the Board of Directors of the registrant’s subsidiary, CNA Financial Corporation (“CNA”), from 2016 until 2024. Since January 1, 2025, Mr. Robusto has served as Executive Chairman of CNA. His term as Executive Chairman expires on December 31, 2025, at which time he will leave the CNA Board of Directors. Mr. Robusto’s compensation for his role as Executive Chairman of CNA during 2025 is an annual salary of $6 million, plus a bonus, to be determined by the Compensation Committee of the Board of Directors of CNA, of up to $2 million. For more information regarding Mr. Robusto’s employment and compensation at CNA, see CNA’s Current Report on Form 8-K dated June 5, 2024 and CNA’s Proxy Statement for its 2025 Annual Meeting of Shareholders.

The registrant’s press release related to the foregoing is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits:

See Exhibit Index.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Loews Corporation press release, issued November 3, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOEWS CORPORATION
(Registrant)

Dated: November 3, 2025	By:	/s/ Marc A. Alpert
Marc A. Alpert
Senior Vice President,
General Counsel
and Secretary
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